Exhibit 10.2

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made effective as of [*], 2026 by and between Arca Nova Acquisition Corp (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, No. 333-[ ] (“Registration Statement”) for its initial public offering of securities (“IPO”) has been declared effective as of the date hereof (“Effective Date”) by the Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement); and

WHEREAS, Maxim Group LLC (“Maxim”) is acting as the representative of the underwriters in the IPO; and

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Memorandum and Articles of Association, $100,000,000 of the gross proceeds of the IPO and the net proceeds of a private placement taking place simultaneously therewith ($115,000,000 if the over-allotment option is exercised in full), will be delivered to the Trustee to be deposited and held in the Trust Account for the benefit of the Company and the holders of the Company’s ordinary shares, no par value, issued in the IPO as hereinafter provided (the proceeds to be delivered to the Trustee will be referred to herein as the “Property”; the shareholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Shareholders,” and the Public Shareholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to up to $1,000,000 (or up to $1,150,000 if the underwriters’ over-allotment option is exercised in full) is attributable to deferred underwriting fees and commissions that will be payable by the Company to the Underwriters upon and concurrently with the consummation of the Business Combination (as defined below) (the “Deferred Underwriting Fees”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in a segregated trust account (“Trust Account”) established by the Trustee at [JP Morgan Chase Bank, N.A.] (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) in the United States, maintained by Trustee, and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, (i) invest and reinvest the Property solely in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act (or any successor rule), which invest only in direct U.S. government treasury obligations or (ii) deposit the Property into an interest bearing or non-interest bearing bank demand deposit account at a U.S. chartered commercial bank with consolidated assets of $100 billion or more selected by the Trustee that is reasonably satisfactory to the Company, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and while the account funds are invested or uninvested, the Trustee may earn bank credits or other consideration during such periods;

(d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Notify the Company and Maxim of all communications received by it with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of its tax returns;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) Upon request, render to the Company monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account; and

(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer or Chairperson of the board of directors of the Company (the “Board”) and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, acknowledged and agreed to by Maxim, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the 21-month anniversary (“Last Date”) after the closing of the IPO (“Closing”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Shareholders as of the Last Date.

(j) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C (a “Tax Payment Withdrawal Instruction”), withdraw from the Trust Account and distribute to the Company the amount of interest earned on the Property requested by the Company to cover any tax obligation owed by the Company as a result of assets of the Company or interest earned on the Property. The amount to be withdrawn under (i) of this Section 1(j) shall be delivered directly to the Company and the Company shall forward such payment to the relevant taxing authority, so long as there is no reduction in the principal amount per share initially deposited in the Trust Account; provided, however, that to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution (it being acknowledged and agreed that any such amount in excess of interest income earned on the Property shall not be payable from the Trust Account); provided, further, that, if the tax to be paid is a franchise tax, the written request by the Company to make such distribution shall be accompanied by a copy of the franchise tax bill from the relevant taxing authority for the Company. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

(k) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit F (a “Shareholder Redemption Withdrawal Instruction”), the Trustee shall distribute to the remitting brokers on behalf of the redeeming Public Shareholders, or the redeeming Public Shareholders themselves, the amount required to redeem the ordinary shares pursuant to the Company’s amended and restated memorandum and articles of association; and

(l) Not make any withdrawals or distributions from the Trust Account other than pursuant to Section 1(i), (j) or (k) above.

(m) Promptly acknowledge, in writing to any redeeming Public Shareholder and the Company, any irrevocable instruction letter in the form of Exhibit E delivered by such redeeming Public Shareholder after the announcement by the Company of a proposed Business Combination and promptly comply with any irrevocable written instruction letter in the form of Exhibit E delivered by such Public Shareholder in connection with the disbursement of funds to such Public Shareholder if the Company has not notified the Trustee in writing during the Objection Period that such irrevocable written instruction letter is a Non-Compliant Instruction Letter (as defined below).

(n) Promptly acknowledge and comply with any irrevocable instruction letter delivered in the form of Exhibit D delivered by the Company in connection with the disbursement of funds to a Public Shareholder with respect to a proposed Business Combination.

2. Limited Distributions of Income from Trust Account.

(a) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, the Trustee shall distribute to the Company the amount of interest income earned on the Trust Account requested by the Company to cover any income or other tax obligation owed by the Company.

(b) The limited distributions referred to in Section 2(a) above shall be made only from income collected on the Property. Except as provided in Sections 1(j) and 2(a), no other distributions from income collected on the Property shall be permitted except in accordance with Section 1(i) and 1(k) hereof.

(c) The Company shall provide Maxim with a copy of any Termination Letters and/or any other correspondence that it issues to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after such issuance.

3. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairperson of the Board, Chief Executive Officer or Chief Financial Officer. In addition, except with respect to its duties under Sections 1(i), 1(j) and 1(k) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Subject to the provisions of Sections 5 of this Agreement, hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any claim, potential claim, action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. The Company may participate in such action with its own counsel;

(c) Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Sections 2(a) and 2(b) as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that any fees owed to the Trustee may be deducted by the Trustee from the disbursements made to the Company pursuant to Sections 1(i) solely in connection with the consummation of a Business Combination, or pursuant to Section 2(b). The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 3(c), Schedule A and as may be provided in Section 3(b) hereof;;

(d) In connection with any vote of the Company’s shareholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating shareholder votes verifying the vote of the Company’s shareholders regarding such Business Combination;

(e) Provide the Representative with a copy of any Termination Letter(s) and/or any other correspondence that is sent to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same; and

(f) In the event that the Company directs the Trustee to commence liquidation of the Trust Account pursuant to Section 1(i), the Company agrees that it will not direct the Trustee to make any payments that are not specifically authorized by this Agreement.

(g) Within four (4) business days after the Underwriters exercise the over-allotment option (or any unexercised portion thereof) or such over-allotment option expires, provide the Trustee with a notice in writing of the total amount of the Deferred Underwriting Fees;

(h) Upon receiving the written request of a Public Shareholder to do so at any time after the date hereof, provide such Public Shareholder with a copy of any instruction provided to the Trustee pursuant to Section 1(i) along with any Notification (as defined in Exhibit A), Instruction Letter (as defined in Exhibit A), applicable flow of funds memorandum (or similar document), or any other notice delivered to the Trustee by the Company regarding the disbursement of Property from the Trust Account resulting in the Property left in the Trust Account being less than $100,000,000 (or $115,000,000 if the Underwriters’ over-allotment option is exercised in full) which, in each case, shall specify to whom the Property shall be disbursed (such written notice, a “Disbursement Notice” and the date such Public Shareholder receives a Disbursement Notice, a “Disbursement Notice Date”). Each Disbursement Notice shall be delivered to such Public Shareholder at least two business days prior to the disbursement of any Property pursuant to Section 1(i) and no Property shall be disbursed from the Trust Account prior to the date that is two business days from the applicable Disbursement Notice Date.

(i) At the request of any Public Shareholder who has removed shares from street name and holds such shares either in certificated or book-entry form and, except if such shares are held in book-entry form, delivered such certificated shares to the Trustee for purposes of redemption in connection with a Business Combination, concurrently with the delivery of such shares, solely if such shares are certificated. to the Trustee, send an irrevocable written instruction letter in the form of Exhibit E to the Trustee directing the Trustee to disburse no less than $10.00 per share to such Public Shareholder.

(j) Following receipt of a copy of an irrevocable written instruction letter in the form of Exhibit E delivered by a Public Shareholder who has removed shares from street name and holds such shares either in certificated or book-entry form and, except if such shares are held in book-entry form, delivered such certificated shares to the Trustee for purposes of redemption in connection with a Business Combination to the Trustee, review such letter to confirm (i) such letter is in the form of Exhibit E, (ii) a Business Combination has been announced on or prior to the date of such letter and (iii) the number of ordinary shares set forth on such letter to be redeemed is not greater than the number of ordinary shares held by the applicable Public Shareholder. Solely if the Company cannot confirm the requirements of clauses (i) through (iii) of this Section 3(j), but not for any other reason, then within two days of the Company’s receipt of the applicable copy of the irrevocable written instruction letter in the form of Exhibit E (such time period, the “Objection Period”), the Company will notify the applicable Public Shareholder and the Trustee in writing that such irrevocable written instruction letter is a “Non-Compliant Instruction Letter” and that the Trustee shall not comply with such letter.

(k) [deleted];

(l) [deleted].

(m) Unless otherwise agreed between the Company and the Representative, ensure that any Instruction Letter (as defined in Exhibit A) delivered in connection with a Termination Letter in the form of Exhibit A expressly provides that the Deferred Underwriting Fees is paid directly to the account or accounts directed by the Representative on behalf of the Underwriters prior to any transfer of the funds held in the Trust Account to the Company or any other person.

4. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence, fraud or willful misconduct;

(b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c) Change the investment of any Property, other than in compliance with Section 1(c);

(d) Refund any depreciation in principal of any Property;

(e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;

(h) File local, state and/or federal tax returns or information returns with any taxing authority on behalf of the Trust Account and payee statements with the Company documenting the taxes, if any, payable by the Company or the Trust Account, relating to the income earned on the Property;

(i) Pay any taxes on behalf of the Trust Account (it being expressly understood that the Property shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the Trust Account or released to it under Section 2(a) hereof);

(j) Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this agreement and that which is expressly set forth herein; and

(k) Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Section 1(i), 2(a) or 2(b) above.

5. Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 3(b) or Section 3(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

6. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b).

7. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon all information supplied to it by the Company, including account names, account numbers and all other identifying information relating to a beneficiary, beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the wire.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Sections 1(i), 1(k), 1(l), 1(m), 3(i), 3(j), 7(c) and 7(h) (which may only be amended with the approval of the holders of at least 50% or more of the ordinary shares present or represented at the meeting, no par value, of the Company voting together as a single class, provided that all Public Shareholders must be given the right to receive a pro-rata portion of the trust account (no less than $10.00 per share) in connection with any such amendment), this Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of Maxim. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury. The Trustee may require from Company counsel an opinion as to the propriety of any proposed amendment.

(d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, by electronic mail or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company
One State Street, 30th Floor
New York, New York 10004
Attn: Francis Wolf & Celeste Gonzalez
Email: fwolf@continentalstock.com
Email: cgonzalez@continentalstock.com

if to the Company, to:

Arca Nova Acquisition Corp
301 S McDowell Street Suite 125
Charlotte, NC 28204
Attn: Norma Chu, Chief Executive Officer
E-mail: norma@ddc.xyz

in either case with a copy (which copy shall not constitute notice) to:

Maxim Group LLC
300 Park Avenue, 16th Floor
New York, NY 10022
Attn: Alex Jin
E-mail: ajin@maximgrp.com

and

Loeb & Loeb LLP
10100 Santa Monica Boulevard
Suite 2200
Los Angeles, CA 90067
Attn: Lawrence Venick, Esq.
E-mail: lvenick@loeb.com

and

Robinson & Cole LLP
666 3rd Ave #20
New York, NY 10174
Attn: Arila Zhou, Esq.
E-mail: azhou@rc.com

(f) This Agreement may not be assigned by either party without the prior written consent of other party.

(g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.

(h) Each of the Company and the Trustee hereby acknowledge that Maxim is a third-party beneficiary of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

Continental Stock Transfer & Trust Company, as Trustee

By:
	Name:	Francis Wolf
	Title:	Vice President

Arca Nova Acquisition Corp

By:
	Name:	Norma Chu
	Title:	Chief Executive Officer

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	[$3,500]
Annual fee	Initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	[$10,000]
Transaction processing fee for disbursements to Company under Section 2	Deduction by Trustee from accumulated income following disbursement made to Company under Section 2	[$250]
Paying Agent services as required pursuant to section 1(i)	Billed to Company upon delivery of service pursuant to section 1(i)	[Prevailing rates]

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Re: Trust Account - Termination Letter

Dear Mr. Wolf and Ms. Gonzalez::

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Arca Nova Acquisition Corp (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of [*], 2026 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement with [__________________] (“Target Business”) to consummate a business combination with Target Business (“Business Combination”) on or about [insert date]. The Company shall notify you at least (72) hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account investments and to transfer the proceeds to the above-referenced account at [JP Morgan Chase Bank, N.A.], to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date (including as directed to it by the Representative on behalf of the Underwriters (with respect to the Deferred Underwriting Fees)). It is acknowledged and agreed that while the funds are on deposit in the trust account awaiting distribution, the Company will not earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, and (ii) the Company shall deliver to you an affidavit of the Chief Executive Officer, which verifies the vote of the Company’s shareholders in connection with the Business Combination if a vote is held and (b) joint written instructions from the Company and Maxim Group LLC with respect to the transfer of the funds held in the Trust Account, including payment of the Deferred Underwriting Fees to the Representative, and which must provide for the disbursement of no less than $10.00 per share to redeeming Public Shareholders (“Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

A-1

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,
ARCA NOVA ACQUISITION CORP

By:
Name:
Title:

Acknowledged and Agreed:

Maxim Group LLC

By:
Name:
Title:

A-2

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Re: Trust Account - Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Arca Nova Acquisition Corp (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of [*], 2026 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a Target Company within the time frame specified in the Company’s Amended and Restated Memorandum and Articles of Association, as described in the Company’s prospectus relating to its IPO. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all the Trust Account investments and to transfer the total proceeds to the Trust Operating Account at [JP Morgan Chase Bank, N.A.] to await distribution to the Public Shareholders. The Company has selected [____________, 20__] as the effective date for the purpose of determining when the Public Shareholders will be entitled to receive their share of the liquidation proceeds. It is acknowledged that no interest will be earned by the Company on the liquidation proceeds while on deposit in the Trust Operating Account. You agree to be the Paying Agent of record and in your separate capacity as Paying Agent, to distribute the said funds directly to the Public Shareholders in accordance with the terms of the Trust Agreement and the Amended and Restated Memorandum and Articles of Association of the Company. Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

Arca Nova Acquisition Corp

By:
Name:
Title:

cc: Maxim Group LLC

B-1

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

Attn: One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Re: Trust Account - Tax Payment Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(j) and 2(a) of the Investment Management Trust Agreement between Arca Nova Acquisition Corp (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of [*], 2026 (“Trust Agreement”), the Company hereby requests that you deliver to the Company [$_______] of the interest income earned on the Property as of the date hereof. The Company needs such funds to pay for its tax obligations. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Arca Nova Acquisition Corp

By:
Name:
Title:

cc: Maxim Group LLC

C-1

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Re:	Trust Account - Irrevocable Instruction in Connection with Business Combination

Dear Mr. Wolf and Ms. Gonzalez :

Pursuant to Sections 1(n) of the Investment Management Trust Agreement between Arca Nova Acquisition Corp (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of [*], 2026 (“Trust Agreement”), this constitutes our irrevocable instruction to you to (i) in conjunction with the Business Combination (as defined in the Trust Agreement), disburse a per share amount of $______, for a total disbursement of $__________________which is not less than $10.00 to ________________ (the “Shareholder”) for the _____________________ shares of the Company’s ordinary shares delivered to you prior to or concurrently herewith for redemption in connection with the Business Combination, and (ii) deliver to the Shareholder the amounts specified in clause (i) prior to making disbursements to the Depository Trust Company, the Company, or any person. The Shareholder wire instructions are attached. A share advice or DWAC instruction from our broker is also attached.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence .. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing irrevocable instructions and does hereby extend the Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Shareholder is intended to be and is a third party beneficiary of this letter and the irrevocable instructions set forth herein, and no amendment or modification to the instructions set forth herein may be made without the prior written consent of the Shareholder.

By signing below, the person executing this letter certifies that they are duly authorized to execute this letter on behalf of the Company and to bind the Company to all of the terms and conditions contained herein.

[remainder of page intentionally left blank]

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Very truly yours,

Arca Nova Acquisition Corp

By:
Name:
Title:

Acknowledged and Agreed:

Continental Stock Transfer & Trust Company, as Trustee

Name:
Title:

Cc: [SHAREHOLDER].

Attachments:
Shareholder Wire Instructions
Share advice or instruction

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EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

Attn: One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Re:	Trust Account - Irrevocable Instruction in Connection with Business Combination

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Sections 1(m) and 3(j) of the Investment Management Trust Agreement between Arca Nova Acquisition Corp (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of [*], 2026 (“Trust Agreement”), this constitutes our irrevocable instruction to you to (i) in conjunction with the Business Combination (as defined in the Trust Agreement), disburse a per share amount of $______, for a total disbursement of $_________________which is not less than $10.00 per share to ________________ (the “Shareholder”) for the _____________________ shares of the Company’s ordinary shares delivered to you prior to or concurrently herewith for redemption in connection with the Business Combination, and (ii) deliver to the Shareholder the amounts specified in clause (i) prior to making disbursements to the Depository Trust Company, the Company, or any person. Our wire instructions are attached. We understand that a servicing fee of $[*] will deducted from our payment. A share advice or DWAC instruction from our broker is attached.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence .. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company does hereby extend the Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

No amendment or modification to the instructions set forth herein may be made without the prior written consent of the Shareholder.

By signing below, the person executing this letter certifies that they are duly authorized to execute this letter on behalf of the Shareholder and to bind the Shareholder to all of the terms and conditions contained herein.

[remainder of page intentionally left blank]

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Very truly yours,

[SHAREHOLDER]

By:
Name:
Title:

Acknowledged and Agreed:

Continental Stock Transfer & Trust Company, as Trustee

Name:
Title:

Cc: Arca Nova Acquisition Corp
301 S McDowell Street Suite 125

Charlotte, NC 28204

United States
Attn: Norma Chu, Chief Executive Officer

Attachments:
Shareholder Wire Instructions
Share advice or instruction

E-2

EXHIBIT F

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Re: Trust Account – Shareholder Redemption Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Arca Nova Acquisition Corp (the “Company”) hereby requests that you deliver to the redeeming Public Shareholders on behalf of the Company $___________ of the principal and interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The funds as described above are needed to pay the Public Shareholders who have properly elected to have their ordinary shares redeemed by the Company in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with its initial Business Combination or to redeem 100% of the Company’s public ordinary shares if the Company does not complete its initial Business Combination within the time period set forth therein or (B) with respect to any other provision relating to the Company’s shareholders’ rights or pre-initial Business Combination activity. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the redeeming Public Shareholders in accordance with your customary procedures.

Very truly yours,

Arca Nova Acquisition Corp

By:
Name:
Title:

cc: Maxim Group LLC

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